EXHIBIT 10.15

LEASE

THIS LEASE is entered into as of September 1, 2005 by and between 1332 Londontown Road, LLC, a Maryland limited liability company (“Landlord”), and Signature Special Event Services, LLC, a Maryland corporation (“Tenant’”).

1. LEASE OF LEASED PREMISES. On the terms and conditions set forth below, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the “Premises” or “Leased Premises”, which shall be defined as: (i) approximately 53,000 rentable square feet, as further described on attached Exhibit “A” located within that certain commercial building consisting of approximately 388,168 rentable square feet (the “Building”), which is situated on that real property commonly known as 1332 Londontown Blvd in the County of Carroll ill the State of Maryland (the “Real Property” or the “Property”), and (ii) that certain parcel of temporary outside storage space located on the parking lot (the “Land”) as further described on Exhibit “A” and (iii) that certain portion of temporary interior space as further described on Exhibit A. For rental calculation purposes, Tenant shall pay rent based on 45,000 square feet. The permanent space which Tenant shall occupy for the entire Term is outlined on the attached space plan (Exhibit A) which includes the outlined warehouse space, the outlined office space and the +/- 10,000 square foot mezzanine space and the space where the stairwell is located to access the mezzanine.

2. STORAGE SPACE. Landlord shall offer Tenant “Temporary Storage Space” as described on Exhibit B with the intent of leasing “Permanent Storage Space” as further described on Exhibit A.

2.1. Tenant’s immediate Temporary Storage Space shall consist of the space outlined and titled on the attached Exhibit B and will consist of two separate locations. The two locations shall be further described as 1) interior storage and 2) exterior storage.

2.2. Exterior Storage Space. As an accommodation to Tenant, Landlord shall offer the exterior storage space on the adjacent parking lot to the Building and as described on Exhibit B in the approximate dimensions of 140 feet by 250 feet. In the event Landlord recaptures a portion of the exterior storage space prior to the availability of the Permanent Storage Space, then Tenant agrees to reduce its exterior storage space as outlined on attached Exhibit B with the new dimensions being approximately 65 feet by 260 feet. In any event, Tenant agrees to relocate all of its Temporary Storage Space at such time as the Permanent Storage Space is improved and available to Tenant. Landlord agrees to periodically inform Tenant of the timing of the availability of the Permanent Storage Space.

3. BASIC LEASE PROVISIONS.

3.1. Base Rent: The base rent for the Leased Premises (“Base Rent”) during the first Lease Year shall be the sum of (i) One Hundred Eighty Thousand Dollars ($180,000) (based on $4.00 per square foot x 45,000 square feet), payable in twelve equal installments in advance on the first day of each calendar month of the Term commencing on the Commencement Date of Fifteen Thousand Dollars and No Cents ($15,000). On each anniversary of the Commencement Date thereafter, the Base Rent shall be increased for the next Lease Year to an amount equal to one hundred three percent (103%) of the amount of annual Base Rent payable immediately prior to the said Base Rent adjustment date, and shall be increased by such percent annually thereafter throughout the Initial Term.

3.2. Term: The initial term of this Lease (“Term”) shall be for a period of six (6) years commencing on September 1, 2005 (“Commencement Date”) and expiring six years (6) years thereafter. The Lease Expiration Date is August, 31, 2011. For purposes of this Lease, the term “Lease Year” shall mean the first twelve (12) full calendar months of the Term commencing on the Commencement Date, and each succeeding twelve (12) calendar month period during the Term

3.2.1. Renewal Option. Tenant is granted two (2) five (5) year renewal options which are valid as long as Tenant is not in default hereunder. Tenant shall give Landlord written notice of its intent to renew this Lease no less than 150 days prior to the Lease Expiration Date or the expiration of the first renewal term. The rental rate shall continue to increase by three percent (3%) during each renewal term.

3.2.2. Commencement Date: Tenant shall be granted early possession of the Property prior to the Commencement Date without the obligation to pay rent for the purpose of installing Tenant’s fixtures and/or storing equipment as long as such use does not interfere with Landlord’s tenant improvement work more particularly described on Exhibit “C” attached hereto and made a part hereof. In the event Tenant elects to expand within the warehouse Building (the ±60,000 square foot office building excluded) (“Expansion Space”), the per square foot rental rate for the Expansion Space shall be the same as Tenant is then currently paying for the Premises. The Expansion Space shall have the same Lease Expiration Date as this Lease (Lease Expiration Date is August 31, 2011), as long as any such expansion occurs no later than September 1, 2008. If the expansion occurs after September 1, 2008, Landlord and Tenant shall then negotiate the terms of such expansion. Landlord agrees to notify Tenant first of its intent to market the Tenant’s expansion space, which is currently defined as Tenant’s temporary indoor storage area (Exhibit B).

3.3. Permitted Use: Solely for the operation and storage of event planning equipment and all other items relative to and conducted within Tenant’s normal business operations.

4. RENT.

4.1. Payment of Base Rent. Tenant shall pay to Landlord Base Rent for the Leased Premises as specified herein. The Base Rent shall be payable in advance on the first day of each calendar month of the Term, commencing on the Commencement Date. The Base Rent shall be paid to Landlord without any prior demand or setoff except as set forth herein, at such place as Landlord may from time to time designate in writing.

4.1.1. Security Deposit. Simultaneous with the execution of this Lease by Tenant, Tenant shall deliver to Landlord the sum of $15,000 to be held by

Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease (the “Security Deposit”). Landlord may, at Landlord’s option, apply so much of the Security Deposit as Landlord reasonably believes may be necessary to compensate Landlord for the payment of any past-due Base Rent and/or additional rent and/or for loss or damage sustained by Landlord due to any default by Tenant under this Lease. If Landlord appropriates or applies the Security Deposit in such a manner, then Tenant, within thirty (30) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to its original amount. So long as Tenant is not in default hereunder, Landlord shall refund the Security Deposit to Tenant within thirty (30) days of the expiration or termination of this Lease.

4.2. Utilities. Tenant shall pay for all water, gas, heat, light, power, and other utilities supplied to the Leased Premises. The warehouse space which is part of the Premises shall be separately metered and Tenant shall contract directly with the public utility companies for electricity and all other utilities furnished to the Premises and Tenant shall pay all charges therefrom directly to the public utility companies. The office space and mezzanine space which are part of the Premises shall not be separately metered and Landlord and Tenant shall mutually agree on the cost of utilities for such. If Tenant fails to timely pay any utility charges as set forth above, which failure continues after five (5) days notice thereof by Landlord to Tenant, Landlord shall have the right to pay any unpaid utility charges, and Tenant shall pay to Landlord, as additional rent, the amount of all charges paid by Landlord within ten (10) days after the Landlord has submitted a written statement of such charges to Tenant. Tenant shall not install any electrical equipment requiring special wiring or exceeding Building capacity unless approved in advance by Landlord.

4.3. Taxes Payable by Tenant.

4.3.1. Tenant shall pay Tenant’s Share (defined below) of the real property taxes (“Taxes”) levied and assessed against the Real Property, including all taxes, assessments, and governmental charges, fees, revenues and rents whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently or hereafter taxing or by others, subsequently created or otherwise, and any other taxes and assessments now or hereafter attributable to the Real Property (or its operation). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Real Property upon receipt of an invoice from Landlord.

4.3.2. Each year Landlord shall promptly notify Tenant of its proportionate share of the Taxes assessed against the Real Property.

4.4. Delinquent Payments. Any payments required of Tenant not paid within five (5) business days following the date due shall be subject to imposition of a late payment charge equal to five percent (5%) of the amount due. Additionally, all delinquent rent, together with any late payment charge imposed, shall bear interest commencing five (5) business days following the date such rent was due at a rate of twelve percent (12%) per annum. In no event, however, shall the charges permitted under this Section 4.4 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Nothing herein shall be construed as a waiver by the Landlord of any rights and remedies available to it for the nonpayment of rent, including without limitation, termination of this Lease and recovery of possession of the Premises. All amounts to be paid by Tenant under this Lease, whether or not so stated, shall be deemed to be additional rent. Notwithstanding the foregoing, the late payment charge and interest charge shall only be assessed if Tenant is late in the payment of rent more than one (1) time in each Lease Year.

4.5. Building and Common Area Operating Expenses. Tenant shall pay to Landlord Tenant’s Share (defined below) of the Operating Expenses (defined below) relating to the Building and Common Areas (defined below) during each calendar year of the Term, in accordance with the following provisions:

4.5.1. “Tenant’s Share” is defined for purposes of this Lease as Tenant’s leasable area, which is hereby agreed to be 45,000 rentable square feet, divided by the leasable area of the Building, which is hereby agreed to be 388,168, which amount is 11.592%.

4.5.2. “Operating Expenses” is defined for purposes of this Lease, as all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building and other maintenance of and common facilities located at the Property, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site full time and/or part time employees engaged in the operation or maintenance of the Improvements and the balance of the Property, including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair and structural replacement, of the Improvements and the balance of the Property; (c) cost of all utilities, except the cost of other utilities reimbursable to Landlord by the Property’s tenants other than pursuant to a provision similar to this Section; (d) insurance expenses; (e) electricity used with respect to the common areas of the Property; (f) water and sewer and other utility fees and charges; (g) service or maintenance contracts with independent contractors for the operation, maintenance, repair or replacement of the common area improvements and the balance of the Property; and (h) building management fees, not to exceed four percent (4%) of the Rent.

4.5.3. Tenant’s Share of Taxes and Operating Expenses shall be payable by Tenant within twenty (20) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s share of annual Taxes and Operating Expenses and the same shall be payable monthly or quarterly, as Landlord may designate, during each twelve (12) month period of the Term, on the same day as the monthly Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Share of Taxes and Operating Expenses as described in the preceding sentence, Landlord shall deliver to Tenant within ninety (90) days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year. If Tenant’s payments under this subsection 4.5.4 during such preceding year exceed Tenant’s Share as indicated on such statement, Tenant shall be entitled to an immediate cash reimbursement of such overpayment. If Tenant’s payments under this paragraph during such preceding year were less than Tenant’s Share as indicated on such statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of such statement.

5. TENANT’S USE OF THE LEASED PREMISES. Tenant shall use the Leased Premises for the purposes set forth in subsection 3.3 above, and for no other use or purpose without Landlord’s consent not to be unreasonably withheld or delayed. If, because of the acts of a Tenant or its agents, contractors or employees, the rate of insurance on the Building, the balance of the Property or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building and the balance of the Property.

6. COMPLIANCE WITH LAWS. Subject to Landlord’s obligations hereunder, or except as otherwise provided herein, Tenant shall operate the business on the Leased Premises in compliance with all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders (“Laws”).

7. CONSTRUCTION, REPAIRS AND MAINTENANCE.

7.1. Landlord’s Obligations. Without limiting the obligations of Landlord, and subject to the obligations of Tenant hereinbelow, Landlord, at its cost and expense, shall maintain in good condition, the foundation, load-bearing and exterior walls, sprinkler system and roof of the Leased Premises. Notwithstanding anything to the contrary herein, Tenant shall repair or replace, at Tenant’s sole cost and expense, subject to Landlord’s direction and supervision, any damage to the Building or other improvements caused by Tenant or its agents, contractors and employees.

7.2. Tenant’s Maintenance. Subject to Landlord’s obligations hereunder and to the provisions of Section 6.3, Tenant shall keep and maintain, repair and as needed replace the Leased Premises in a broom swept and good condition, ordinary wear and tear excepted, and shall repair any damage to the Leased Premises caused as a result of the negligence or act of Tenant or its agents, contractors and employees. If Tenant fails to make such repairs or replacements within 30 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 6 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

7.3. Surrender of Leased Premises. On the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Leased Premises to Landlord in good, clean, safe, and operable condition ordinary wear and tear and damage by casualty excepted. Notwithstanding any term in this Lease to the contrary, provided that Tenant has performed all of its obligations hereunder.

8. ALTERATIONS AND ADDITIONS.

8.1. Consent of Landlord. Tenant shall not make any additions, alterations or improvements to the Leased Premises during the Term of this Lease without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

8.2 Landlord Alterations and Additions. Landlord shall use its commercially reasonable efforts prior to the Commencement Date of this Lease, to make at its sole cost and expense certain alterations and additions to the Leased Premises set forth on Exhibit “B” which is attached hereto and incorporated herein by this reference (the “Landlord Improvements”). Except for the Landlord Improvements, Tenant accepts the Premises in their “As-Is” condition on the Commencement Date, and Tenant acknowledges that Landlord shall have no other obligation to undertake any improvements at the Premises on behalf of the Tenant.

9. ENVIRONMENTAL MATTERS

9.1. Environmental Definitions.

9.1.1. For purposes of this Lease, the term “Hazardous Substance” shall mean any substance, chemical, or waste that is or shall be listed or defined as hazardous, toxic, or dangerous under Applicable Environmental Law, and any petroleum products.

9.1.2. For purposes of this Lease, the term “Applicable Environmental Law” shall include the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Sec. 9601 et seq.; the Resource Conversation and Recovery Act (“RCRA”), 42 U.S.C. Sec. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; the Hazardous Substances Transportation Act, 49 U.S.C. Sec. 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 through 2629; and the Safe Drinking Water Act, 42 U.S.C. Sec. 300f through 300J; as have been amended from time to time; and any similar state and local laws and ordinances and the regulations implementing such statutes.

9.1.3. For purposes of this Lease, “Hazardous Conditions” means any condition existing on the Leased Premises (including groundwater on or under or about the Leased Premises), about which a government agency would, under Applicable Environmental Law, require corrective action.

9.2. Tenant Environmental Indemnification. Except as permitted under Section 9.3 hereof, Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Substances on or about the Premises or the Real Property. If Tenant breaches its obligations under this Section 9.2 or Section 9.3, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Substances. Tenant hereby agrees to indemnify Landlord, its agents, representatives, officers, shareholders, directors and employees and its successors and assigns (collectively, the “Landlord Indemnitees”) and agrees to hold the Landlord Indemnitees, and each of them, free and harmless from and against any and all liabilities, losses, foreseeable and unforeseeable, consequential damages, obligations, liens, indebtedness, accounts, actions, causes of action, costs, fees of attorneys, consultants and experts and other expenses of any nature whatsoever which the Landlord Indemnitees, or any of them, may sustain, suffer or incur or which may be claimed or asserted against any of the Landlord Indemnitees, on account of any grounds whatsoever in law or in equity, by reason of, or in consequence of any claim of any nature, including without limitation, any suit, administrative proceeding, citation, remediation, demand, or judgments by any person or entity whether private, administrative or governmental, arising out of Tenant’s or Tenant’s agents’, contractors’ or employees’ use, generation, storage, or disposal of, or permitting the use, generation, storage or disposal of Hazardous Substances on or about the Premises or the Real Property, which indemnity provision shall survive termination or expiration of this Lease.

9.3. Tenant’s Use. Landlord acknowledges that Tenant intends to use the Premises for the Permitted Use, Tenant shall engage in the Permitted Use only in accordance with all Laws, including Applicable Environmental Law and otherwise in a commercially reasonable manner.

9.4. Landlord’s Environmental Indemnification. Landlord hereby agrees to indemnify Tenant, its agents, representatives, officers, shareholders, directors and employees and its successors and assigns (collectively the “Tenant Indemnities”) and agrees to hold the Tenant Indemnities, and each of them, free and harmless from and against any and all liabilities, losses, foreseeable and unforeseeable, consequential damages, obligations, liens, indebtedness, accounts, actions, causes of action, costs, fees of attorneys, consultants and experts and other expenses in any nature whatsoever which the Tenant Indemnities, or any of them, may sustain, suffer or incur or which may be claimed or asserted against any of the Tenant Indemnities, on account of any grounds whatsoever in law or in equity, by reason of, or in consequence of any claim of any nature, including without limitation, any suit, administrative proceeding, citation, remediation, demand, or judgments by any person or entity whether private, administrative or governmental, arising out of Landlord’s or Landlord’s agents, contractors or employee’s use, generation, storage, or disposal of, or permitting the use generation, storage or disposal of hazardous substances on or about the Premises or the real property in addition to any hazardous substances on the Premises or the real property prior to the date of this Lease, which indemnity provision shall survive termination or expiration of this Lease. Landlord represents and warrants, to the best of Landlord’s knowledge, that there are not nor have there been any Hazardous Conditions on the Premises or the Property.

10. HOLDING OVER.

10.1. If after expiration of the Term, Tenant remains in possession of the

Leased Premises, Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the Base Rent payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination. The provisions of this Section 10.1 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

11. DESTRUCTION OR DAMAGE.

11.1. Notification and Repair. Tenant shall give notice to Landlord of any fire or other casualty causing material damage to the Premises or any portion thereof. Subject to the provisions below, if the Premises are damaged by fire or other casualty, Landlord shall repair the damage and rebuild the Premises with reasonable dispatch to substantially the same condition prior to such casualty. Landlord shall use its diligent, good faith efforts to make such repairs or restoration promptly and in such manner as not to unreasonably and herewith Tenant’s use and occupancy of the Premises.

11.2. Rental Abatement. If (a) the Premises are damaged by fire or other casualty thereby causing the Building to be inaccessible or (b) the Building is damaged by fire or other casualty, then Rent shall proportionately abate to the extent of any actual loss of use of the Premises by Tenant.

11.3. Lease Termination Upon Substantial Destruction. If the Premises are substantially destroyed by fire or other casualty such that (in the reasonable opinion of a reputable contractor or architect designated by Tenant): (a) its repair or restoration requires more than two hundred seventy (270) days or (b) such repair or restoration requires the expenditure of more than seventy-five percent (75%) of the full insurable value of the Premises immediately prior to the casualty or (c) the damage occurs during the last six (6) months of` the Term, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within ten (10) days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant. In such event, the termination shall be effective as of the date of the casualty. If neither Landlord nor Tenant timely delivers the termination notice, this Lease shall remain in full force and effect. For purposes of this section only, “full insurable value” shall mean replacement costs, less the costs of footings, foundations and other structures below grade, but including any required code upgrades. Notwithstanding the foregoing, Landlord may elect not to rebuild the Premises if more than twenty-five percent (25%) of the Premises is damaged by fire or other casualty.

12. CONDEMNATION.

12.1. Definitions. As used herein, the following terns shall be defined as follows:

12.1.1. “Condemnation” means the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor, and a voluntary or involuntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending or by a private purchase, sale or transfer in lieu of condemnation.

12.1.2. “Date of taking” means the date the condemnor has the right to possession of the Leased Premises being condemned.

12.1.3. “Award” means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation whether pursuant to judgment or agreement or otherwise.

12.1.4. “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

12.2. Parties’ Rights and Obligations to Be Governed by Lease. If, during the Term or during the period of time between the execution of this Lease and the date the Term commences, there is any taking of all or any part of the Leased Premises or improvements or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Lease.

12.3. Total Taking. If the Leased Premises is totally taken by condemnation this Lease shall terminate on the date of taking.

12.4. Partial Taking.

12.4.1. Effect on Lease. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises, by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. Tenant shall have no claim against Landlord for the value of any unexpired term of the Lease, except for a prorata portion of monies paid toward Operating Expenses for the month in which the date of taking occurs. If any portion of the Premises is taken by condemnation and this Lease remains in effect, as of the date of taking, all rent shall be reduced and the proportion that the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking. Tenant’s Share shall be appropriately adjusted and Landlord shall proceed to restore the remainder of the Premises to substantially the same condition prior to such partial taking (but not Tenant’s fixtures, equipment, alterations or Tenant Improvements which shall be Tenant’s responsibility). Any award for any total or partial taking shall be the property of Landlord; nothing, however, shall preclude Tenant from obtaining an award for loss of or damage to Tenant’s trade fixtures or removal of personal property or for damages for succession or interruption of Tenant’s business or for relocation costs, or for a portion of such award as is allocable to improvements constructed or paid for by Tenant.

13. INDEMNIFICATION.

13.1. Tenant’s Indemnification. Subject to Section 14.4 hereof, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, costs, losses, expenses or damages (including reasonable attorneys’ fees) (“Losses”) arising out of or resulting from any damage to any person or property at the Property occurring in, on or about the Leased Premises, or Tenant’s failure to perform its obligations under this Lease, except for Losses arising out of or resulting from (i) the gross negligence or intentional, wrongful acts or omissions of Landlord, its agents, employees or authorized representatives, or obligations of, or defaults by Landlord under this Lease, ii) structural defects of the Leased Premises not caused by Tenant or its agents, contractors or employees, or (iii) Hazardous Substances not introduced or placed in, on, under or about the Leased Premises by Tenant or its agents, contractors or employees.

13.2. Landlord’s Indemnification. Subject to Section 14.4 hereof, Landlord shall defend, indemnify and hold Tenant harmless from and against any and all Losses arising out of or resulting; from (i) any damage to any personal property at the Property occurring in, on or about the Leased Premises as a result of Landlord’s negligence or misconduct, (ii) any occurrence in the Property’s Common Areas, (iii) any default by Landlord under this Lease, (iv) structural defects of the Leased Premises not caused by Tenant or its agents, contractors or employees, and (v) any false or misleading representations by Landlord in this Lease, or any breach of any covenant of Landlord under this Lease.

14. INSURANCE.

14.1. Tenant Coverages. Tenant agrees to maintain during the term hereof, at Tenant’s sole cost, the following insurance coverages: (i) commercial general liability insurance in amounts of $1,000,000 per person and $2,000,000 per occurrence. If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require, insuring Tenant, Landlord, Landlord’s agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (ii) special form coverage at least as broad as the Special Form CP1030 insurance form covering the full value of Tenant’s property and improvements, and other property (including property of others) in the Premises, and any Tenant Building, (iii) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (iv) worker’s compensation insurance and (v) business interruption insurance, and such other insurance as Tenant shall deem necessary or advisable in connection with its operation of the Leased Premises. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord, within ten (10) days of Landlord’s request, certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord and Landlord shall be named as additional insured.

14.2. Landlord Coverages. Landlord shall maintain during the Term hereof, insurance for the Building and Common Areas in amounts sufficient to replace such.

14.3. Waiver of Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property, whether arising in contact or in tort (a “Loss”), to the extent the same is insured against under any insurance policy that covers the Building and other Improvements, the Premises, any Tenant Building, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, regardless of whether the party suffering the damage actually carries such insurance, recovers under such insurance or self insures the loss or damage, and regardless of whether the negligence of the other party caused such Loss. This mutual waiver is in addition to any other waiver or release contained in this Lease. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

15. SUBORDINATION AND ATTORNMENT.

15.1. Subordination. This Lease shall be subordinate to any first priority deed of trust, mortgage, or other security instrument (each, a “Mortgage”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage to this Lease. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender of Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default beyond applicable notice and cure periods hereunder, this lease shall remain in effect for the full Term.

15.2. Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request, provided such party acquires and accepts the Leased Premises subject to this Lease.

15.3. Notices to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee thirty (30) days to perform Landlord’s obligations hereunder.

16. ESTOPPEL CERTIFICATES. Within ten (10) business days after written request from Landlord to Tenant, the Tenant shall execute and deliver to the Landlord or its designee, a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of monthly Base Rent and the date to which monthly Base Rent and additional rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that the Tenant is not in default hereunder. Any such statement by the Tenant may be relied upon by a purchaser or lender of the Leased Premises, or any subtenant or assignee of this Lease.

17. DEFAULT.

17.1. Tenant’s Default. The occurrence of any of the following shall constitute a default by Tenant:

17.1.1. Failure to pay rent within five business (5) days after it is due and after Tenant receives written notice of non-payment from Landlord.

17.1.2. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17.1.2, any guarantor of Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be a default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

17.1.3. Tenant abandons or vacates the Premises or any substantial portion thereof.

17.1.4. The failure of Tenant to perform any provision of this Lease, other than the payment of rent, if the failure to perform is not cured within thirty (30) days after written notice has been given by Landlord to Tenant; provided, however, Tenant shall not be in default if the default cannot reasonably be cured within thirty (30) days and Tenant commences to cure within such thirty (30) day period and diligently and in good faith continues to cure the default but in no event shall such cure period extend beyond ninety (90) days, otherwise it will be deemed as a non-monetary default.

17.2. Landlord’s Remedies. Upon any of default by Tenant, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

17.2.1. Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Landlord shall be entitled to the benefit of all provisions of the public general laws of Maryland and the public local laws and ordinances of the locality in which the Premises is located respecting the summary eviction of tenants in default or tenants holding over, or respecting proceedings in forcible entry and detainer, and in which event Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 17.3.1, and (iii) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Eastern Edition, in its listing of “Money Rates” minus one percent.

17.2.2. Termination of Possession. Terminate Tenant’s right to possess the Premises and re-enter the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Landlord shall be entitled to the benefit of all provisions of the public general laws of Maryland and the public local laws and ordinances of the locality in which the Premises is located respecting the summary eviction of tenants in default or tenants holding over, or respecting proceedings in forcible entry and detainer. and in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 17.3.1, and (iii) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 17.2.2, Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord’s right of re-entry shall become effective immediately upon an Event of Default. Landlord shall use reasonable efforts to attempt to relet the Premises on such terms as Landlord in its sole and absolute subjective discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by

Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.2.2. If Landlord elects to proceed under this Section 17.2.2, it may at any time elect to terminate this Lease under Section 17.2.1; or

17.2.3. Tenant Waivers. The parties stipulate that the Premises hereby leased is leased exclusively for commercial purposes within the meaning of Section 8-110 of Real Property Article of the Annotated Code of Maryland, and that the provisions of Section 8-110(b) of said Article (or of any future statute) pertaining to redemption of reversionary interests under leases shall be inapplicable to this Lease. Upon termination of this Lease in accordance with its terms, or in the event of a judgment for the recovery of possession of the Premises in any action or proceeding, Tenant hereby expressly waives any and all rights of redemption now or hereafter provided or permitted by any statute, law, or decision and does hereby waive, surrender and release all rights or privileges which it may have under or by reason of any present or future law or decision, to redeem the premises or continue this Lease for the term hereby leased after having been dispossessed or ejected therefrom.

17.3. Payment by Tenant; Non-Waiver; Cumulative Remedies.

17.3.1. Payment by Tenant. Upon any default, Tenant shall pay to Landlord, as additional Rent, all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

17.3.2. No Waiver. Landlord’s acceptance of Rent following a default shall not waive Landlord’s rights regarding such default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

17.3.3. Cumulative Remedies. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

17.4. Landlord’s Default. In the event Landlord defaults in any of its maintenance or repair obligations to the Premises, Tenant agrees to give notice of such default to Landlord at Landlord’s address stated in the notices section herein and Landlord shall have thirty (30) days to cure such default. If such default can not be reasonably cured within said thirty (30) day period, Landlord shall not be in default if Landlord commences to cure; the default within said thirty (30) day period in diligently and in good faith continues to cure such default. In the event such default is not cured within said thirty (30) day period, Tenant shall have the right to cure such default and deduct the cost thereof from rent. In the event the cost to cure such default exceeds Fifteen Thousand and no/100 Dollars ($15,000.00), Tenant may elect not to cure such default and may, upon sixty (60) days notice to Landlord, hold all lease payments in Escrow until resolved in court or through mutually agreed upon third party arbitration.

18. NOTICES. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s address set forth below; and (b) if to Tenant, to Tenant’s Address set forth below. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

If to Landlord:	If to Tenant:

C/o Miller Property Management	Mr. Tom Brown
25 Light Street, Suite 200	Signature Special Event Services
Baltimore, Maryland 21202	285 Bucheimer Road
Attn: Anna Dziewanowski	Frederick, MD 21701

With a copy to:	With a copy to:

Baxter, Baker, Sidle, Conn & Jones, P.A.	Miller & Martin PLLC
120 East Baltimore Street	832 Georgia Avenue, Suite 1000
Suite 2100	Chattanooga, Tennessee 37402
Baltimore, Maryland 21202	Attn: Jonathan F. Kent, Esq.
Attn: Lawrence S. Conn, Esq.

19. SIGN CONTROL. Tenant shall not affix, paint, erect or inscribe any sign, projection, warning, signal or advertisement of any kind to any part of the Leased Premises including without limitation the inside or outside of windows or doors, without the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Tenant shall be granted the use of the top rectangular sign currently on the side of the Building.

20. COMMON AREAS.

20.1. The term “Common Areas” is defined as all areas and facilities outside the Leased Premises and within the exterior boundary line of the Property that may be provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant and other tenants of the Property and the Building and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Landlord shall have the right, at any time; but with reasonable notice to Tenant if any of the following will materially affect Tenant’s operations on the Premises, to (i) change the arrangement and location of entrances and other Common Areas; (ii) with Tenant’s approval, relocate parking areas (if any) designated for Tenant’s use and to restrict parking by tenants, their officers, agent and employees to employee parking areas (if any) or to temporarily close all or portions of the parking areas (if any); (iii) make alterations or additions to, or demolish any part of, the Property; (iv) build other buildings or improvements in or about the Property; (v) convey to others or withdraw portions of the Property; and (vi) do and perform such other acts in and to said areas and improvements as, in the use of reasonable business judgment, Landlord shall determine to be advisable; provided that no such acts or changes shall permanently deny or materially interfere with reasonable ingress to or egress from the Premises or with Tenant’s operations on the Premises. In addition to the foregoing, Landlord shall have the unfettered right to close down or restrict access to all or any part of the Common Areas on a temporary basis to make such alterations, modifications or repairs to the Property as shall be advisable in Landlord’s sole discretion. Landlord’s exercise of any or all of the foregoing rights shall not constitute an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises.

20.2. Landlord shall not block, permanently interfere, eliminate, relocate, or alter in any way the Common Areas in such a manner as to materially and adversely affect Tenant’s access or use, of the Leased Premises without the prior written consent of the Tenant.

21. ASSIGNMENT OR SUBLETTING. Tenant shall not assign this Lease or sublet the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon any subletting approved by Landlord, Tenant shall remain obligated under the terms of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right, without Landlord’s consent, to assign this Lease to an entity with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant’s parent, or to the purchaser of substantially all of Tenant’s assets or controlling interest in the stock of Tenant. Upon any such assignment, or any assignment with Landlord’s approval, Tenant shall have no further obligations under this Lease.

22. MISCELLANEOUS.

22.1. Attorneys Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action or proceeding, or any appeal or enforcement of such action or proceeding.

22.2 Captions, Articles, and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All reference to section and paragraph numbers refer to section and paragraphs in this Lease.

22.3. Governing Law and Severability. This Lease shall be governed by and construed in accordance with the laws of the state in which the Leased Premises are located. Nothing contained herein shall be construed so as to require the commission of any acts contrary to law, and wherever any provisions of this Lease are invalid or there is a conflict between any provisions of this Lease and any present or future statute, law, ordinance or regulation, such provisions shall (i) be curtailed, limited and/or deemed not to be a part of this Lease only to the extent necessary to make it comply with such statute, law, ordinance or regulation, and (ii) not affect the validity or enforceability of the remaining provisions.

22.4. Counterparts. This Lease may be executed in multiple counterparts all of which shall constitute one and the same Lease.

22.5. Further Assurances. The parties agree to promptly sign all documents reasonably required to give effect to the provisions of this Lease.

22.6. Prior Agreements: This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

22.7. Successors and Assigns. The provisions of this Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

22.8. Construction. This Lease has been negotiated at arms length and each party has been represented by legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Lease against the party drafting it is not applicable and is waived. The provisions of this Lease shall be interpreted in a reasonable manner to effect the intent of the parties and the purpose of this Lease.

22.9. Time is of the Essence. Time is of the essence under this Lease.

22.10. Waiver. Waiver of any provision of this Lease shall not be deemed to constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver.

22.11. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the

Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

22.12. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

22.12.1. Building Operations. To make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and the Property, or any part thereof; to enter upon the Premises with reasonable notice to Tenant and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities, if any after written notice to Tenant; to change the name of the Building so long as Landlord pays Tenant’s reasonable costs associated with such; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building or the balance of the Property so long as such changes do not materially affect Tenant’s operations on the Premises;

22.12.2. Prospective Purchasers and Lenders and Others. Landlord may enter the Premises to show the Premises to prospective purchasers or lenders upon reasonable notice to Tenant; and

22.12.3. Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, so long as Landlord provides Tenant with evidence that the Security Deposit has been transferred to the new Landlord.

22.13. Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

22.14. Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, acts of terror, or any other causes of any kind whatsoever which are beyond the control of such party.

22.15. Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the Colliers Pinkard and Trammell Crow Company. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Landlord shall pay a commission to each of the brokers pursuant to the terms of a separate agreement.

22.16. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

22.17. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

22.18. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE.

22.19. Recording. Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute subjective discretion of Landlord.

22.20. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant at the end of the Term shall survive.

22.21. Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

22.22. Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone other than Tenant’s professional consultants, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

22.23. Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

22.24. Temporary Space. Landlord and Tenant acknowledge that the storage space, both interior and exterior, shown on Exhibit A, are being used by Tenant on a temporary basis for its storage needs until such time as other storage space is identified and improved for Tenant’s use. The most likely location of the Permanent Storage Space is outlined on Exhibit A and will consist of 2 acres +/-; however, Landlord is not obligated to provide that specific space. Tenant agrees to relocate all or part of its storage space area within forty-five (45) days of Landlord’s written request.

In the event the location of the Permanent Storage Space is different than as shown on Exhibit A, then the location of Tenant’s Permanent Storage Space shall be at a location mutually acceptable to both Landlord and Tenant. The surface of the Permanent Storage Space shall be built in accordance with typical industry standards and will consist of material (possibly asphalt millings, asphalt, etc) which will allow Tenant to operate a forklift and store trailers on such space.

22.25. Other Provisions. LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE. PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT ACKNOWLEDGES THAT ITS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to executed on the day and year first above written.

Landlord:		Tenant
1332 Londontown Road, LLC		Signature Special Event Services, LLC

By:		By:	Thomas M. Brown

Its:	Managing Member	Its:	President

Date:	8/08/05	Date	8/04/05

EXHIBIT A

Permanent Space Site Plan

EXHIBIT B

Temporary Storage Space Site Plan

EXHIBIT C

DESCRIPTION OF LANDLORD IMPROVEMENTS

The Landlord shall make a drive-in opening with a rollup door in the approximate location as designated on the attached floorplan.

Landlord shall remove the debris existing in the Premises.

Landlord shall finish the existing office buildout and install a stairwell to connect to the second floor.

Landlord shall finish the existing office buildout and install a stairwell to connect to the second floor.

Landlord to mark exterior temporary storage area in the parking lot.

Landlord and/or Tenant shall attempt to remove the door of the safe in office. In the event such removal is difficult for Landlord and/or Tenant, then Landlord will disable the lock to the safe door and/or attempt to jam the door open.

Landlord to build, at such time as the permanent storage space is complete, a drive-in opening with roll-up door and a dock plate door in rear of building.

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